Exhibit 99.1

IPG Photonics Announces Fourth Quarter 2018 Financial Results
OXFORD, Mass. – February 12, 2019 - IPG Photonics Corporation (NASDAQ: IPGP) today reported financial results for the fourth quarter ended December 31, 2018.

	Three Months Ended December 31,			Twelve Months Ended December 31,
(In millions, except per share data)	2018	2017	% Change	2018	2017	% Change
Revenue	$330.1	$361.1	(9)%	$1,459.9	$1,408.9	4%
Gross margin	50.5%	57.8%		54.8%	56.6%
Operating income	96.1	148.3	(35)%	523.4	551.1	(5)%
Operating margin	29.1%	41.1%		35.9%	39.1%
Net income attributable to IPG Photonics Corporation	75.6	53.0	43%	404.0	347.6	16%
Earnings per diluted share	$1.40	$0.96	46%	$7.38	$6.36	16%

Management Comments
"Despite further weakening of the macroeconomic climate in our largest markets, we were able to deliver results in line with our guidance," said Dr. Valentin Gapontsev, IPG Photonics' Chief Executive Officer. "More importantly, we have made meaningful strides in key new product areas and undertaken strategic acquisitions that help us capitalize on the long-term growth opportunities for our laser solutions. We believe our progress delivering on new growth opportunities reinforces our industry leadership in fiber laser technology, strengthens our relationships with leading-edge customers and enables the next-generation of product creation."
Financial Highlights
Fourth quarter revenue of $330 million decreased 9% year over year. The acquisition of Genesis Systems Group (Genesis), which closed in early December, contributed $8 million of revenue, and currency depreciation relative to the exchange rates assumed in the company's fourth quarter guidance reduced revenue by $2 million. Materials processing sales accounted for 94% of total revenue, decreasing 9% year over year due to lower sales in metal cutting and 3D printing, partially offset by higher sales in welding applications. Sales to other markets increased 5% year-over-year driven by growth in communications, government and medical applications.
Sales of high power continuous wave (CW) lasers, representing 56% of total revenue, decreased 20% year over year. On a year over year basis, pulsed lasers sales increased 33%, medium power CW laser sales decreased 29%, quasi continuous wave (QCW) lasers sales decreased 12% and systems sales increased 42%. By region, sales decreased 19% in China and 12% in Europe but increased 32% in North America and 4% in Japan on a year over year basis.
Earnings per diluted share ("EPS") of $1.40 increased 46% year over year from $0.96 as charges related to the 2017 U.S. Tax Cuts and Jobs Act reduced fourth quarter 2017 net income by $49 million and EPS by $0.90. In the fourth quarter 2018 foreign exchange gains increased EPS by $0.07. The effective tax rate in the quarter was 25%, which benefited from certain discrete tax items. During the fourth quarter, IPG generated $113 million in cash from operations. Capital expenditures were $27 million, and the company repurchased 466 thousand shares for $64 million completing its $125 million repurchase authorization.
As of December 31, 2018, total backlog was $712 million, decreasing 4% year over year. Orders with firm shipment dates were $339 million, up 4% year over year and frame agreements, which are non-binding indications of customer pricing and volume levels, decreased 11% to $374 million. Backlog excluding the acquisition of Genesis was $673 million and decreased by 10% year over year while orders with firm shipment dates excluding Genesis were $299 million, decreasing 8% year over year. Fourth quarter book-to-bill was below 1.0, in line with normal seasonality.

Stock Repurchase Program
Today IPG also announced that its Board of Directors has authorized a new $125 million anti-dilutive stock repurchase program following the completion of its previous $125 million repurchase program. Under the new anti-dilutive program, IPG management is authorized to repurchase shares of common stock in an amount not to exceed the lesser of (a) the number of shares issued to employees and directors under the Company's various employee and director equity compensation and employee stock purchase plans from January 1, 2019 through December 31, 2020 and (b) $125 million, exclusive of any fees, commissions or other expenses. Share repurchases will be made periodically in open-market transactions using the Company's working capital, and are subject to market conditions, legal requirements and other factors. The share repurchase program authorization does not obligate the Company to repurchase any dollar amount or number of its shares, and repurchases may be commenced or suspended from time to time without prior notice.
Business Outlook and Financial Guidance
"While the global macroeconomic and geopolitical challenges affecting the sector and our business have persisted into 2019, we have seen some encouraging signs over the last two months. There has been a modest pickup in order activity since late December, and we are more encouraged by the overall demand environment than we were three months ago. Our conviction around improving market conditions will only be fully validated if these trends continue for the remainder of the first quarter and into the second quarter. We expect pricing headwinds related to more aggressive competition in China to continue, exacerbating this challenging demand environment. However, we are reinforcing our competitive lead in our core metal processing markets, retaining our established relationships with large customers and winning new business with emerging OEM customers. Moreover, we are making competitive strides in new products and applications that significantly expand our addressable market and diversify our end market exposure," said Dr. Gapontsev.
For the first quarter of 2019, IPG expects revenue of $290 million to $320 million. The Company expects the first quarter tax rate to be approximately 25%, excluding effects relating to equity grants. IPG anticipates delivering earnings per diluted share in the range of $1.00 to $1.20, with 53.2 million basic common shares outstanding and 54.1 million diluted common shares outstanding.
Dr. Gapontsev added, "Although conversations with our OEM customers in China suggest cautious optimism regarding a mid-year pickup in demand driven by government stimulus and continued infrastructure investment, we do not have clear visibility into full year OEM order plans at this time. As such, we do not believe it is appropriate to provide full year revenue guidance until this visibility improves. In general, we would expect year over year declines in revenue to persist in the first and second quarter of 2019 due to more challenging comparisons, followed by improving trends in the back half of 2019 driven by potential market recovery and strength in new products and solutions."
As discussed in more detail in the "Safe Harbor" passage of this news release, actual results may differ from this guidance due to various factors including, but not limited to, product demand, order cancellations and delays, competition, tariffs, trade policy changes and general economic conditions. This guidance is based upon current market conditions and expectations, and is subject to the risks outlined in the Company's reports with the SEC, and assumes exchange rates relative to the U.S. Dollar of Euro 0.87, Russian Ruble 69, Japanese Yen 110 and Chinese Yuan 6.86, respectively.
Supplemental Financial Information
Additional supplemental financial information is provided in the Fourth Quarter 2018 Financial Data Workbook available on the investor relations section of the Company's website at investor.ipgphotonics.com.
Conference Call Reminder
The Company will hold a conference call today, February 12, 2019 at 10:00 am ET. To access the call, please dial 877-407-6184 in the US or 201-389-0877 internationally. A live webcast of the call will also be available and archived on the investor relations section of the Company's website at investor.ipgphotonics.com.
Contact
James Hillier
Vice President of Investor Relations
IPG Photonics Corporation
508-373-1467
jhillier@ipgphotonics.com

About IPG Photonics Corporation
IPG Photonics Corporation is the leader in high-power fiber lasers and amplifiers used primarily in materials processing and other diverse applications. The company’s mission is to make its fiber laser technology the tool of choice in mass production. IPG accomplishes this mission by delivering superior performance, reliability and usability at a lower total cost of ownership compared with other types of lasers and non-laser tools, allowing end users to increase productivity and decrease costs. A member of the S&P 500® Index, IPG is headquartered in Oxford, Massachusetts and has more than 25 facilities worldwide. For more information, visit www.ipgphotonics.com.
Safe Harbor Statement
Information and statements provided by IPG and its employees, including statements in this press release, that relate to future plans, events or performance are forward-looking statements. These statements involve risks and uncertainties. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, pricing headwinds related to more aggressive competition in China, reinforcing our competitive lead in our core metal processing markets, retaining our established relationships with large customers and winning new business with emerging OEMs; making competitive strides in new products and applications; estimated tax rate and outstanding sharers, revenue and earnings guidance for the first quarter; improving market conditions; the existence and timing of a mid-year pickup in demand and the causes for them; year-over-year declines in revenue persisting in the first and second quarter of 2019, followed by improving trends in the back half of 2019 and the causes for them. Factors that could cause actual results to differ materially include risks and uncertainties, including risks associated with the strength or weakness of the business conditions in industries and geographic markets that IPG serves, particularly the effect of downturns in the markets IPG serves; uncertainties and adverse changes in the general economic conditions of markets; IPG's ability to penetrate new applications for fiber lasers and increase market share; the rate of acceptance and penetration of IPG's products; inability to manage risks associated with international customers and operations; changes in trade controls and trade policies; foreign currency fluctuations; high levels of fixed costs from IPG's vertical integration; the appropriateness of IPG's manufacturing capacity for the level of demand; competitive factors, including declining average selling prices; the effect of acquisitions and investments; inventory write-downs; asset impairment charges; intellectual property infringement claims and litigation; interruption in supply of key components; manufacturing risks; government regulations and trade sanctions; and other risks identified in IPG's SEC filings. Readers are encouraged to refer to the risk factors described in IPG's Annual Report on Form 10-K (filed with the SEC on February 28, 2018) and its periodic reports filed with the SEC, as applicable. Actual results, events and performance may differ materially. Readers are cautioned not to rely on the forward-looking statements, which speak only as of the date hereof. IPG undertakes no obligation to update the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

IPG PHOTONICS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(In thousands, except per share data)
NET SALES	$330,051	$361,055	$1,459,874	$1,408,889
COST OF SALES	163,303	152,262	659,606	611,978
GROSS PROFIT	166,748	208,793	800,268	796,911
OPERATING EXPENSES:
Sales and marketing	16,284	13,454	57,815	49,801
Research and development	31,501	26,589	122,769	100,870
General and administrative	27,572	21,576	102,429	80,668
(Gain) loss on foreign exchange	(4,661)	(1,093)	(6,150)	14,460
Total operating expenses	70,696	60,526	276,863	245,799
OPERATING INCOME	96,052	148,267	523,405	551,112
OTHER INCOME, Net:
Interest income, net	4,132	86	9,057	737
Other income, net	681	69	1,933	22
Total other income	4,813	155	10,990	759
INCOME BEFORE PROVISION FOR INCOME TAXES	100,865	148,422	534,395	551,871
PROVISION FOR INCOME TAXES	(25,399)	(95,466)	(130,226)	(204,283)
NET INCOME	75,466	52,956	404,169	347,588
LESS: NET (LOSS) INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(93)	—	142	(26)
NET INCOME ATTRIBUTABLE TO IPG PHOTONICS CORPORATION	$75,559	$52,956	$404,027	$347,614
NET INCOME ATTRIBUTABLE TO IPG PHOTONICS CORPORATION PER SHARE:
Basic	$1.42	$0.99	$7.55	$6.50
Diluted	$1.40	$0.96	$7.38	$6.36
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	53,243	53,460	53,522	53,495
Diluted	54,107	54,923	54,726	54,699

IPG PHOTONICS CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2018	2017
	(In thousands, except share and per share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$544,358	$909,900
Short-term investments	500,432	206,257
Accounts receivable, net	255,509	237,278
Inventories	403,579	307,712
Prepaid income taxes	43,782	44,944
Prepaid expenses and other current assets	57,764	47,919
Total current assets	1,805,424	1,754,010
DEFERRED INCOME TAXES, NET	19,165	26,976
GOODWILL	100,722	55,831
INTANGIBLE ASSETS, NET	87,139	51,223
PROPERTY, PLANT AND EQUIPMENT, NET	543,068	460,206
OTHER ASSETS, NET	18,932	19,009
TOTAL ASSETS	$2,574,450	$2,367,255
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$3,671	$3,604
Accounts payable	36,303	35,109
Accrued expenses and other liabilities	154,640	144,417
Income taxes payable	51,161	15,773
Total current liabilities	245,775	198,903
DEFERRED INCOME TAXES AND OTHER LONG-TERM LIABILITIES	80,734	100,652
LONG-TERM DEBT, NET OF CURRENT PORTION	41,707	45,378
Total liabilities	368,216	344,933
COMMITMENTS AND CONTINGENCIES
IPG PHOTONICS CORPORATION STOCKHOLDERS' EQUITY:
Common stock, $0.0001 par value, 175,000,000 shares authorized; 54,371,701 and 52,941,607 shares issued and outstanding, respectively, at December 31, 2018; 54,007,708 and 53,629,439 shares issued and outstanding, respectively, at December 31, 2017	5	5
Treasury stock, at cost (1,430,094 and 378,269 shares held)	(224,998)	(48,933)
Additional paid-in capital	744,937	704,727
Retained earnings	1,848,500	1,443,867
Accumulated other comprehensive loss	(162,896)	(77,344)
Total IPG Photonics Corporation stockholders' equity	2,205,548	2,022,322
NONCONTROLLING INTERESTS	686	—
Total equity	2,206,234	2,022,322
TOTAL LIABILITIES AND EQUITY	$2,574,450	$2,367,255

IPG PHOTONICS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended December 31,
	2018	2017
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$404,169	$347,588
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	80,271	64,568
Provisions for inventory, warranty & bad debt	38,862	44,978
Other	17,195	54,837
Changes in assets and liabilities that used cash:
Accounts receivable and accounts payable	(20,240)	(60,916)
Inventories	(135,440)	(71,080)
Other	8,484	25,420
Net cash provided by operating activities	393,301	405,395
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(160,343)	(126,535)
Proceeds from sales of property, plant and equipment	1,026	15,882
Purchases of investments	(765,310)	(211,832)
Proceeds from sales of investments	470,328	212,515
Acquisitions of businesses, net of cash acquired	(109,115)	(60,483)
Other	415	(352)
Net cash used in investing activities	(562,999)	(170,805)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds on long-term borrowings	—	28,000
Principal payments on long-term borrowings	(3,604)	(19,842)
Proceeds from issuance of common stock under employee stock option and purchase plans less payments for taxes related to net share settlement of equity awards	12,183	28,654
Cash contributed by noncontrolling interest	839	—
Purchase of noncontrolling interests	—	(197)
Purchase of treasury stock, at cost	(176,065)	(39,987)
Net cash used in financing activities	(166,647)	(3,372)
EFFECT OF CHANGES IN EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(29,197)	54,827
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(365,542)	286,045
CASH AND CASH EQUIVALENTS — Beginning of period	909,900	623,855
CASH AND CASH EQUIVALENTS — End of period	$544,358	$909,900
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$3,052	$2,583
Cash paid for income taxes	$112,762	$155,559

IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF ACQUISITION RELATED COSTS AND OTHER CHARGES

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands)	2018	2017	2018	2017
Step-up of inventory (1)
Cost of sales	$—	$992	$556	$2,573
Amortization of intangible assets
Cost of sales	1,213	1,435	4,840	3,774
Sales and marketing	976	346	2,690	1,485
Research and development	160	160	640	640
Total amortization of intangible assets	2,349	1,941	8,170	5,899
Impairment charge related to long-lived asset
General and administrative	—	—	—	162
Total acquisition related costs and other charges	$2,349	$2,933	$8,726	$8,634

(1) 2018 amount relates to Robot Concept and ILT, while 2017 relates to ILT and OptiGrate step-up adjustments on inventory sold during the period.

IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF STOCK-BASED COMPENSATION AND ACCOUNTING STANDARD IMPACTS TO NET INCOME AND EARNINGS PER SHARE

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands)	2018	2017	2018	2017
Cost of sales	$1,292	$1,543	$6,535	$5,863
Sales and marketing	586	537	2,550	2,041
Research and development	1,516	1,286	6,410	5,001
General and administrative	3,190	2,666	12,532	10,116
Total stock-based compensation	6,584	6,032	28,027	23,021
Tax benefit recognized	(1,578)	(1,894)	(6,632)	(7,367)
Net stock-based compensation	$5,006	$4,138	$21,395	$15,654

(In thousands, except share and per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Excess tax benefit on exercise of stock options included in net income	$146	$3,700	$13,926	$14,585
Increase in weighted-average diluted shares outstanding	109,095	407,316	234,955	255,812